UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 15, 2016

OPIANT PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-55330	46-4744124
(State or other jurisdiction of incorporation)	(Commission File Number	(IRS Employer Identification No.)

401 Wilshire Blvd., 12th Floor Santa Monica, CA	90401
(Address of Principal Executive Offices)	(Zip Cope)

(424) 252-4756

Registrant’s telephone number, including area code

(Former name or former address if changed since last report,)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On September 15, 2016, Opiant Pharmaceuticals, Inc. (the “Company”) and ADAPT Pharma, Inc. (“ADAPT”) received notice from TEVA Pharmaceuticals USA, Inc. (“TEVA”), pursuant to 21 U.S.C. § 355(j)(2)(B)(ii) (the “Notice Letter”), that TEVA had filed an Abbreviated New Drug Application (“ANDA”) with the United States Food and Drug Administration (“FDA”) seeking regulatory approval to market a generic version of NARCAN® (naloxone hydrochloride) Nasal Spray before the expiration of U.S. Patent No. 9,211,253 (the “’253 patent”). The ‘253 patent is listed with respect to NARCAN® in the FDA’s Approved Drug Products with Therapeutic Equivalents Evaluation publication (commonly referred to as the “Orange Book”) and expires on March 16, 2035. TEVA’s Notice Letter asserts that its generic product will not infringe the ‘253 patent or that the ‘253 patent is invalid or unenforceable. The Company and ADAPT are evaluating TEVA’s Notice Letter.

The Company has full confidence in its intellectual property portfolio related to NARCAN® and expects that the ‘253 patent will be vigorously defended from any infringement. The Company may receive additional Notice Letters from other companies seeking to market generic versions of NARCAN® in the future and, after evaluation, the Company may commence patent infringement lawsuits against such companies.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Opiant Pharmaceuticals, Inc.

Date: September 21, 2016	By:	/s/ Dr. Roger Crystal
Name: Dr. Roger Crystal
Title: President and Chief Executive Officer